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                           EXHIBIT 24


                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Policy Management Systems Corporation ("Company") on Form S-8 (Nos. 33-33848, 33-35002 and 33-35917) of our report, which includes two emphasis paragraphs discussing errors in previously issued financial statements and litigation and a Securities and Exchange Commission investigation, dated April 5, 1994 on our audits of the consolidated financial statements and financial statement schedules of the Company as of December 31, 1993 and 1992, and for the twelve months ended December 31, 1993, which report is included in this Annual Report on Form 10-K.



Atlanta, Georgia                                          Coopers & Lybrand
April 5, 1994